EXHIBIT 99.1

Contact:
Adam Friedman
Principal
Adam Friedman Associates LLC
Phone: 212-981-2529 Ext. 18

DR. KRZYSZTOF K. BURHARDT APPOINTED CHAIR OF ANALYSTS INTERNATIONAL

MINNEAPOLIS, MN, — May 29, 2007— Analysts International (NASDAQ: ANLY) announced  last week at the Company’s annual shareholder’s meeting that Michael J. LaVelle has stepped down from his position as Chair of the Board, effective May 24, 2007. Dr. Krzysztof K. Burhardt has been appointed Chair to replace Mr. LaVelle. Mr. LaVelle continues to serve as the Company’s Interim President and CEO and as a member of the Board of Directors.

Dr. Burhardt is a Partner at Clotho & Associates and formerly served as Vice President of Technology at Honeywell, Inc. and Chief Technology Officer at Imation Corp.

Mr. LaVelle also announced that the Company recently received notice that a state government has selected the Company’s $6 million bid to implement a system upgrade. He also announced that a major customer has selected the Company as a vendor to provide billable personnel under a contract that contemplates total spend of $145 million for a select number of vendors.

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company.  With sales and customer support offices in the United States and Canada, Analysts International provides information technology resources and solutions, including: IT Resources Staffing, which is focused on providing reasonably priced resources to volume buyers effectively and on demand; IT Resources – Professional Staffing, which focuses on providing highly skilled placements; and Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market. Analysts International’s Symmetry Workforce Solutions is a flexible set of services that support a customer’s supply chain management, ranging from resource allocation through billing and payment of suppliers.  The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach.  For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in the Press Release by the Company or Michael J. LaVelle, Interim President and CEO, regarding:  (i) the expected revenue from the Company’s selection by a state government as the vendor for implementation of a systems upgrade; and (ii) the Company’s selection as one of several vendors to provide billable personnel for a contract with one of the Company’s major customers, for which the anticipated total contract spend is expected to be $145,000,000 are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which the Company or Mr. LaVelle expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  (i) successful negotiation and execution of a contract for the services contemplated to be provided to the state government; (ii) successful negotiation and execution of the contract for the services to be rendered to its major customer; and (iii) the actual amount of revenue the Company will recognize from this contract cannot be projected and will depend on the Company’s  ability to compete successfully with other vendors to fill billable positions made available under the new contract with the customer, including its ability to find qualified personnel in a timely fashion; and (iv) other economic, business, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K.  All forward-looking statements included in this Press Release are based on information available to the Company on the date of this Press Release.   The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this Press Release to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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